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                                                                  Exhibit(10)(r)

                           TMC INVESTMENT PARTNERSHIP

                              PARTNERSHIP AGREEMENT
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                               TABLE OF CONTENTS

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
ARTICLE I      FORMATION OF PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE III    PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE IV     CAPITAL CONTRIBUTIONS; BORROWINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               4.1         Contributions of Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               4.2         Withdrawals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               4.3         Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
               4.4         Additional Capital Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE V      PARTNERSHIP MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
               5.1         Rights and Powers of Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
               5.2         Withdrawal from Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
               5.3         Additional Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
               5.4         Certain Warranties and Commitments
                            of the Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE VI     ADMINISTRATIVE POWERS AND LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
               6.1         Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
               6.2         Self-Dealing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
               6.3         Limitation of Partners' Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
               6.4         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE VII    CAPITAL ACCOUNTS; PROFITS AND LOSSES;

               DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
               7.1         Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
               7.2         Profits and Losses Defined . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
               7.3         Profits and Losses Prior to
                            Partnership Interest Cross-Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
               7.4         Distributions Prior To Partnership
                            Interest Cross-Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
               7.5         Profits and Losses After Partnership
                            Interest Cross-Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
               7.6         Distributions After Partnership
                            Interest Cross-Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
               7.7         Conformance with Treasury Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VIII   TERM OF PARTNERSHIP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
               8.1         Commencement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
               8.2         Termination 9

ARTICLE IX     SPECIAL PURCHASE OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
               9.1         LTC Option to Purchase Levin
                            Partnership Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
               9.2         Levin Liquidation Cross-Purchase Option  . . . . . . . . . . . . . . . . . . . . . . . . .  10
               9.3         Partnership Interest Cross-Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

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
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
ARTICLE X      APPLICATION OF ASSETS UPON PARTNERSHIP
                TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE XI     DETERMINATION OF FAIR MARKET VALUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE XII    MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
               12.1        Investment Representation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
               12.2        Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
               12.3        Books of Account; Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
               12.4        Bank Accounts and Investment of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
               12.5        Accounting Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
               12.6        Federal Income Tax Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
               12.7        Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
               12.8        Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
               12.9        Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
               12.10       Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
               12.11       Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
               12.12       Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
               12.13       Florida Law to Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                      (ii)
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                           TMC INVESTMENT PARTNERSHIP

                              PARTNERSHIP AGREEMENT

    THIS PARTNERSHIP AGREEMENT (the "Agreement") is made at Miami, Florida, as of February 2, 1996, between LADENBURG THALMANN CAPITAL CORP., a Delaware corporation ("LTC"), and LEVIN-A LIMITED PARTNERSHIP, a Nevada limited partnership ("Levin") (LTC and Levin are jointly referred to as the "Partners").

                                    ARTICLE I
                            FORMATION OF PARTNERSHIP

    The parties hereby form a general partnership (the "Partnership") pursuant to the provisions of Sections 620.81002, et seq., Florida Statutes, known as the Florida Revised Uniform Partnership Act, and this Agreement. The name of the Partnership shall be "TMC Investment Partnership", and its office shall be located in Miami, Florida, or such other place as the Partners mutually determine from time to time.

                                   ARTICLE II
                                   DEFINITIONS

    As used in this Agreement, the following terms shall have the following meanings:

    "Act" means the Florida Revised Uniform Partnership Act, Sections 620.81002, et seq., Florida Statutes.

    "Affiliate" means any person or entity which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a Partner.

    "Book Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

    (a) the initial Book Value of any asset contributed (or deemed contributed) to the Partnership shall be such asset's gross fair market value at the time of such contribution. For this purpose, the assets deemed contributed by LTC at the formation of the Partnership shall have a Book Value of $10,600,000;

    (b) the Book Value of all Partnership assets shall be adjusted to equal their respective gross fair market values at the times specified in Treasury Regulations under Code Section 704(b), but the Book Value of any Partnership asset shall not be adjusted from its adjusted basis for federal income tax purposes unless the

         Partnership so elects with the consent of both Partners; and

    (c)  if the Book Value of an asset has been determined pursuant to clause
         (a) or (b), such Book Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes except that depreciation deductions shall be computed as provided under Section 7.2(d).

    "Capital Contributions" means the amount of cash or the fair market value of other property contributed to the Partnership or which a Partner is required to contribute to the Partnership.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Daily Rate of Preferred Return" is a daily interest rate that, compounded daily, is equivalent to 25% per annum, compounded quarterly;

    "Fiscal Year" of the Partnership, and its taxable year for Federal income tax purposes, shall be the calendar year.

    "LTC Cumulative Preferred Return" means, with respect to any day beginning on or after January 10, 1996, and prior to the date, if any, that Levin exercises the Partnership Interest Cross-Purchase, a preferred return determined by summing, for all days beginning on January 9, 1996, up though and including such day, the Daily Rate of Preferred Return times the sum of the daily balances of: (a) the sum of (i) $10,600,000, (ii) all cumulative capital contributions by LTC in excess of $10,600,000 and (iii) the LTC Cumulative Preferred Return for the preceding day (so that the LTC Cumulative Preferred Return shall compound on itself daily); minus (b) all cumulative partnership distributions made to LTC. However, the LTC Cumulative Preferred Return shall in no event be less than zero. Moreover, if Levin exercises the Partnership Interest Cross-Purchase, the LTC Cumulative Preferred Return shall thereafter be zero.

    "LTC Unallocated Preferred Return" determined at the end of each fiscal year, means the cumulative excess, if any, of (a) the LTC Cumulative Preferred Return at the end of such year over (b) the excess (if any) of (i) allocations of Profits (if any) made by the Partnership to LTC for all previous fiscal years under Section 7.3(a)(iv) over (ii) allocations of Loss (if any) made by the Partnership to LTC for all previous fiscal years under Section 7.3(b)(ii).

    "Partnership Interest Cross-Purchase" refers to Levin's option, but not obligation, to purchase from LTC an interest in the Partnership as described in
Section 9.3 herein.

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
    "TMC" refers to Thinking Machines Corporation, formerly known as OTMC Corporation, a Delaware corporation.

    All references to statutory provisions of the Act or Code shall be deemed to include reference to corresponding provisions of subsequent law.

                                   ARTICLE III
                                     PURPOSE

    The Partnership is organized for the purpose of acquiring, owning, holding, voting, investing in and disposing of securities of TMC and to carry on any activities necessary, incidental or related to the foregoing purpose (the "Investment Program"). The Partnership activities, obligations, undertakings and other business matters shall be limited to the Investment Program, and no Partner need afford the Partnership or any other Partner the opportunity of acquiring or investing in any other project or enterprise that would not be deemed an opportunity of the Partnership. Acquiring, owning, holding, voting, investing in and disposing of securities of TMC, other than those held by the Partnership at its inception or received by the Partnership thereafter with respect to such securities upon any stock split, stock dividend, combination or similar recapitalization, and to carry on any activities necessary, incidental or related to such activities shall not be deemed to be to an opportunity of the Partnership, and either Partner or any Affiliates may acquire, hold, vote, invest in or dispose of securities of TMC, other than those held by the Partnership at its inception or so received by the Partnership, and carry on any activities necessary, incidental or related thereto without the consent of the other Partner.

                                   ARTICLE IV
                        CAPITAL CONTRIBUTIONS; BORROWINGS

    4.1 Contributions of Partners. The Partners shall contribute to the capital of the Partnership the property set forth in Exhibit A.

    4.2 Withdrawals. Except as provided in this Agreement, no Partner shall be entitled to withdraw any portion of its capital account until termination of the Partnership.

    4.3 Borrowings. Subject to the conditions and terms of this Agreement, the Partnership may borrow sums for Partnership purposes from any source, including any Partner, provided that such borrowing is not prohibited by any applicable law, regulation or agreement.

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    4.4 Additional Capital Contributions. If the Partners unanimously determine that the Partnership requires additional capital, the Managing Partner may (with the consent of all of the other Partners) call for additional capital contributions by the Partners, to be provided in the proportions of 81.353% by LTC and 18.647% by Levin.

                                    ARTICLE V
                             PARTNERSHIP MANAGEMENT

    5.1 Rights and Powers of Partners. The Partners shall be general partners within the meaning of the Act. Subject to the other provisions of this Agreement, the Partners shall have all the rights, powers, liabilities and restrictions of partners in a partnership without limited partners.

    5.2 Withdrawal from Partnership. Except as provided in this Agreement, no Partner may withdraw from the Partnership. A Partner who withdraws from the Partnership in violation of this Agreement shall not be entitled to receive the value of its interest or any distributions or compensation to which it would have been entitled through the date of withdrawal. A Partner who withdraws in violation of this Agreement shall remain liable to creditors and the Partners as if he were a Partner but shall no longer have the rights and powers of a Partner. In addition, a Partner who withdraws shall be liable to the Partnership as provided in the Act and the Partnership shall have any claims or other rights provided for therein.

    5.3 Additional Partners. The names and addresses of all the Partners are set forth in Exhibit A. Additional Partners may be admitted to the Partnership from time to time, subject, however, to the following provisions: (1) the admission of an additional Partner shall be approved in writing by all of the existing Partners; (2) the additional Partner shall contribute to the capital of the Partnership such amounts, and upon such terms, as all of the existing Partners deem proper, taking into account the needs of the Partnership, the net value of the Partnership's assets, the Partnership's financial condition and the benefits projected to be realized by the additional Partner; and (3) the additional Partner shall execute and deliver such documents as are necessary or desirable to effect such admission and to confirm the agreement of the additional Partner to be bound by all of the provisions of this Agreement as they may have been amended.

    5.4 Certain Warranties and Commitments of the Partners. The Partners represent and warrant to, and agree with each other, that:

         (i) To the best of their knowledge and belief, there are no pending or threatened actions, suits, or proceedings before any court, government instrumentality, agency, body or any arbitration tribunal against either of them that will materially and adversely affect the Investment Program;

         (ii) All properties and funds acquired in the name of the Partnership or in the course of the Investment Program or otherwise (whether by direct title or as nominee, agent or other capacity) shall be deemed Partnership property or otherwise held for the exclusive benefit of the Partnership. Partnership property so owned or otherwise held shall be used or disposed of solely for Partnership purposes, and not for the personal benefit of any Partner or Affiliate; and

         (iii) All Partnership funds shall be deposited in Partnership bank accounts exclusively for the use and benefit of the Partnership and shall not be used or held for the personal account or benefit of any Partner or Affiliate.

                                   ARTICLE VI
                       ADMINISTRATIVE POWERS AND LIABILITY

    6.1 Powers.

         (a) The Managing Partner shall be LTC, which shall manage and control the conduct of the Partnership's day-to-day and other ministerial affairs. Any actions or decisions involving matters not ministerial or outside the ordinary course of the Investment Program shall require the consent of all Partners. The Managing Partner shall have the authority, on behalf of the Partnership and without the consent of any other Partner, to do all things appropriate to the accomplishment of the purposes of the Investment Program, including (but not limited to): (1) exercising warrants held by the Partnership to purchase shares of TMC common stock; (2) selling shares of TMC common stock or warrants to purchase same held by the Partnership; (3) voting TMC securities held by the Partnership; (4) executing contracts in the ordinary course of business for the sale of shares of TMC common stock or warrants to purchase same; (5) transacting the Partnership's business under an assumed name and filing a Partnership Registration Statement with the Florida Department of State; (6) accepting service of process on the Partnership; and (7) doing such other acts as may facilitate the Managing Partner's exercise of its powers.

         (b) Subject to the provisions of Section 6.1(a) of this Agreement, any of the following actions or decisions shall require the prior written authorization of all Partners:

              (i) All decisions that cause a fundamental change in the Investment Program;

              (ii) Any decision or action described in this Agreement requiring the consent, agreement or action of all Partners, including without limitation, decisions and actions described in Section 6.1(a) above that are not in the ordinary course of the Partnership's business;

              (iii) Payments of Partnership funds to Affiliates or use of Partnership assets by Affiliates, other than the reimbursement by the Partnership of reasonable out-of-pocket expenses incurred by Managing Partner or Affiliates in the ordinary course of Partnership business;

              (iv) Federal income tax elections which would affect any of the Partners; and

              (v) Any other decision or action substantially affecting the Investment Program or the rights and obligations of any Partner.

         (c) The Managing Partner shall also act as tax matters partner of the Partnership, as defined in Code Section 6231(a)(7).

    6.2 Self-Dealing. Any Partner and any Affiliate of a Partner may deal with the Partnership, directly or indirectly, as lender, vendor, purchaser, employee, agent or otherwise. No contract or other act of the Partnership shall be voidable or affected in any manner by the fact that a Partner or its Affiliate is directly or indirectly interested in such contract or other act apart from its interest as a Partner, nor shall any Partner or its Affiliate be accountable to the Partnership or the other Partner in respect of any profits directly or indirectly realized by him by reason of such contract or other act, and such interested Partner shall be eligible to vote or take any other action as a Partner in respect of such contract or other act as he would be entitled were he or its affiliate not interested therein. Notwithstanding the foregoing provisions of this Section 6.2, any direct or indirect interest of a Partner or its Affiliate in any contract or other act of the Partnership, other than its interest as a Partner, shall be disclosed to all other Partners, and the terms of such contract or other act shall be fair and reasonable to the Partnership.

    6.3 Limitation of Partners' Liability. No Partner shall be liable to the Partnership or to any other Partner for any loss or damage, unless caused by its own gross negligence or willful misconduct, arising out of the performance or omission of any act in the good faith belief that it was acting within the scope of its authority pursuant to this Agreement on behalf of the Partnership or in furtherance of the Partnership's interests.

    6.4 Indemnification. The Partnership shall indemnify each Partner against any claim, loss, expense or liability incurred by it in connection with any act or omission to act on behalf of the

Partnership, unless caused by its own gross negligence or willful misconduct; provided, however, that this provision shall not be construed as relieving the Partners of personal liability to creditors once the Partnership assets have been exhausted; and provided further, that this indemnity obligation shall be limited to the value of the Partnership's assets after satisfying claims of other creditors.

                                   ARTICLE VII
               CAPITAL ACCOUNTS; PROFITS AND LOSSES; DISTRIBUTIONS

    7.1 Capital Accounts. A capital account shall be maintained for each Partner, to which contributions and profits shall be credited and against which distributions and losses shall be charged. Capital accounts shall be maintained in accordance with the accounting principles of Code Section 704 and the regulations thereunder. If Levin makes the Partnership Interest Cross-Purchase, then Levin's Capital Account shall be increased, and LTC's Capital Account shall be decreased, in such a way that (i) the combined Capital Accounts of LTC and Levin shall equal their combined Capital Accounts immediately prior to the Partnership Interest Cross-Purchase; and (ii) the Capital Accounts of Levin and LTC shall be in the ratio of 81.353% to 18.647% immediately following such cross-purchase.

    7.2 Profits and Losses Defined. The profits and losses ("Profits and Losses") of the Partnership means the Partnership's taxable income or loss for each Fiscal Year (or other period) determined in accordance with the accounting methods followed by the Partnership for federal income tax purposes utilizing the accrual method of accounting (for this purpose all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) as determined by the accountants employed by the Partnership, with the following adjustments:

         (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Section 7.2 shall be added to such taxable income or loss;

         (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Code
Section 704(b) and not otherwise taken into account in computing Profits and Losses pursuant to this Section 7.2, shall be subtracted from such taxable income or loss;

         (c) Any gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of such property rather than its adjusted tax basis, with any difference between Book Value and adjusted tax basis being accounted for under Code Section 704(c) and Code Section 704(b) and the regulations thereunder;

         (d) Allocations of income, gain, loss and deduction for federal, state, and local income tax purposes shall be allocated in the same manner as the corresponding items are allocated between the Partners for book purposes;

         (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period.

    7.3 Profits and Losses Prior to Partnership Interest Cross-Purchase. On or prior to the date, if any, at which Levin makes the Partnership Interest Cross-Purchase, Profits and Losses shall be allocated as follows:

         (a) The Profits (if any) shall be allocated as follows: (i) first, to LTC to the extent of the Losses (if any) previously allocated to LTC under
Section 7.3(b)(v); (ii) second, to LTC and Levin, in proportion to and to the extent of the Losses (if any) previously allocated to LTC and Levin under
Section 7.3(b)(iv); (iii) third, to LTC to the extent of the Losses (if any) previously allocated to LTC under Section 7.3(b)(iii); (iv) fourth, to LTC to the extent of the LTC Unallocated Preferred Return; and (v) fifth, any remaining profits shall be allocated as follows: 81.353% to LTC, and 18.647% to Levin.

         (b) The Losses (if any) shall be allocated as follows: (i) first, 81.353% to LTC, and 18.647% to Levin to the extent of the Profits (if any) previously allocated to LTC and Levin under Section 7.3(a)(v) herein; (ii) second, to LTC to the extent of the cumulative allocations of Profits previously made to LTC under Section 7.3(a)(iv); (iii) third, to LTC, to the extent of $10,600,000; (iv) fourth, to LTC and to Levin, in proportion to any subsequent capital contributions they made to the Partnership under Section 4.4; and (v) fifth, to LTC.

    7.4 Distributions Prior To Partnership Interest Cross-Purchase. On or prior to the date, if any, at which Levin makes the Partnership Interest Cross-Purchase, distributions other than in liquidation shall be made as follows: All distributions other than in liquidation shall be made in cash and shall be made to LTC until such time as cumulative Partnership distributions to LTC equal the LTC Cumulative Preferred Return plus $10,600,000. Then distributions shall be made in the proportion of 81.353% to LTC and 18.647% to Levin.

    7.5 Profits and Losses After Partnership Interest Cross-Purchase. After the date, if any, on which Levin makes the

Partnership Interest Cross-Purchase, Profits and Losses shall be allocated as follows: 81.353% to LTC and 18.647% to Levin.

    7.6 Distributions After Partnership Interest Cross-Purchase. After the date, if any, on which Levin makes the Partnership Interest Cross-Purchase, distributions shall be made as follows: 81.353% to LTC and 18.647% to Levin.

    7.6 Conformance with Treasury Regulations. In the event the Partnership borrows any sums, the allocation of Profits and Losses in connection with such borrowings shall be made in accordance with Section 704(b) of the Code and the Treasury Regulations thereunder, in any reasonable manner selected by the Managing Partner.

                                  ARTICLE VIII
                               TERM OF PARTNERSHIP

    8.1 Commencement. The term of the Partnership shall commence upon the signing of this Agreement.

    8.2 Termination. The term of the Partnership shall end on the first to occur of the following:

         (a) December 31, 2011;

         (b) The sale or other disposition of all of the TMC common stock and warrants (collectively, the "TMC Securities") held by the Partnership and the distribution to the creditors and Partners of the net proceeds thereof; and

         (c) The withdrawal, dissolution or insolvency of a Partner; provided, however, the Partners agree not to voluntarily dissolve the Partnership prior to the date that is two years after the date of this Agreement.

                                  ARTICLE IX
                            SPECIAL PURCHASE OPTIONS

    9.1 LTC Option to Purchase Levin Partnership Interest. On any date that is at least 24 months but not more than 30 months after the date of this Agreement, Levin has the right, upon 90 calendar days' prior written notice to LTC, to request that LTC purchase the partnership interest of Levin (the "Call Trigger"). If Levin exercises the Call Trigger, LTC shall have the option, but shall not be required, to purchase the partnership interest of Levin. If LTC chooses to purchase the partnership interest of Levin, LTC shall pay the purchase price 28% in cash at closing of the purchase and the balance in three equal annual installments with interest at a variable rate equal to the prime rate of Citibank, N.A. The purchase price shall be equal to the fair market value of the partnership interest of Levin as of the date on which LTC elects to purchase it, as determined in accordance with the provisions of
Article XI of this Agreement. LTC shall have a period of ten business days after its receipt of the exercise notice from Levin in which to exercise such purchase option by written notice to Levin. If LTC does exercise the purchase option, the closing shall occur on a mutually agreeable date and at a mutually agreeable location within 30 calendar days after LTC's exercise of the purchase option. If LTC does not exercise the purchase option, then the Partnership shall immediately be liquidated.

    9.2 Levin Liquidation Cross-Purchase Option. If the Partnership is liquidated at a time when (i) the Partnership Interest Cross-Purchase has not occurred, (ii) the Partnership still beneficially owns some TMC Securities and
(iii) the valuation of the partnership interest of LTC does not result in LTC's receipt of $10,600,000 plus the LTC Cumulative Preferred Return to the date of liquidation, then LTC shall give Levin written notice of the liquidation date with five business days after its occurrence and Levin shall have the option, but not the obligation, upon written notice to LTC within 10 business days after Levin's receipt of the liquidation date notice from LTC, to purchase from LTC, for a cash purchase price equal to the appropriate portion of the exercise price described in Section 9.3 of this Agreement calculated as of the liquidation date, all or part of such portion of the TMC Securities held by the Partnership immediately before the liquidation (the "Liquidation Date TMC Securities") so that, immediately following the liquidation of the Partnership and the exercise of this cross-purchase right, Levin's ownership of Liquidation Date TMC Securities shall equal the corresponding portion of 18.647% of each type of TMC Securities comprising the Liquidation Date TMC Securities.

    9.3 Partnership Interest Cross-Purchase. Levin shall have the option, but not the obligation, to purchase, for cash, a portion of LTC's capital interest and a portion of LTC's profits interest in the Partnership. The option may be exercised at any time on or before the date that is 30 months after the date of this Agreement on 30 calendar days' prior written notice to LTC. The exercise price shall equal 18.647% of (x) the sum of (a) $10,600,000 and (b) the LTC Cumulative Preferred Return up to the date of such Partnership Interest Cross-Purchase minus (y) the amount of cumulative Partnership distributions to LTC to such date, but shall never be less than zero. In the event that Levin exercises such cross purchase, then: (a) Levin's Capital Account shall be increased, and LTC's Capital Account shall be decreased, in such a way that (i) the combined Capital Accounts of LTC and Levin shall equal their combined Capital Accounts immediately prior to the Partnership Interest Cross-Purchase; and (ii) the Capital Accounts of Levin and LTC shall be in the ratio of 81.353% to 18.647% immediately following such Partnership Interest Cross-Purchase; (b) the LTC Cumulative Preferred Return shall be decreased to zero; (c) all non-liquidating and liquidating Partnership distributions shall thereafter be made in the ratio of 81.353% to LTC and 18.647% to Levin; and (d) all Profits and Losses shall thereafter be allocated 81.353% to LTC and 18.647% to Levin.

                                    ARTICLE X
               APPLICATION OF ASSETS UPON PARTNERSHIP TERMINATION

    Upon termination of the Partnership, the Partnership's assets shall be distributed in accordance with positive Capital Accounts of the Partners. Unless the Partners unanimously agree otherwise, all Partnership assets shall be valued at their respective fair market values as of the date of Partnership termination for purposes of valuing Capital Accounts at the time of the Liquidation. Unless the Partners unanimously agree otherwise, all assets shall be distributed in kind. If, upon a distribution, and giving effect to a revaluation to reflect unrealized gains or losses on distributed Partnership assets, any Partner's capital account is negative, such Partner shall restore that deficit in its capital account within ninety (90) days for the benefit of the Partner's creditors and any other Partner with a positive capital account.

    By way of illustration only, suppose hypothetically there have been no further capital contributions, distributions, or profits or losses of the Partnership between the date of the formation of the Partnership and the date of its liquidation, at the choice of Levin, in 1999. Suppose further that Levin does not make the Partnership Interest Cross-Purchase. Also suppose that, at that time, the Partnership's sole assets consist of the TMC Securities the Partnership held at its formation plus the $100 contributed by Levin, and that the Partnership has no liabilities. Then, at the time of liquidation, the TMC Securities shall be valued at their fair market value. Any unrealized appreciation or depreciation on the TMC Securities relative to their $10,600,000 cost to the Partnership shall be allocated based on the rules in Section 7.3. Thus, under Section 7.3(a)(iv) and (v), any unrealized appreciation on the TMC Securities shall be allocated to LTC until LTC is allocated an amount of such appreciation equal to the LTC Unallocated Preferred Return, and any remaining appreciation shall be allocated 81.353% to LTC and 18.647% to Levin. Any unrealized depreciation of the value of the TMC Securities below their $10,600,000 fair market value shall be allocated under Section 7.3(b)(iii) entirely to LTC.

    Under Section 7.1 and Treasury Regulation 1.704-1(b), any net unrealized appreciation shall be credited to the capital account of LTC (and, if there is appreciation in excess of the pre-liquidation LTC Unallocated Preferred Return, to Levin) in the amount in which such unrealized appreciation would be allocated under Section

7.3(a)(iv) and (v); and any net unrealized depreciation shall be debited to the capital account of LTC. Therefore, if, for example, the fair market value of the TMC Securities upon liquidation of the Partnership does not exceed $10,600,000 plus the LTC Unallocated Preferred Return immediately preceding the liquidation, and does exceed $100, then LTC's capital account shall equal its value of the TMC Securities, and Levin's capital account at the time of liquidation of the Partnership will remain at $100. In that case, LTC will receive all the TMC Securities on liquidation of the Partnership, and Levin shall receive the Partnership's $100 in cash, subject to Levin's liquidation cross-purchase option described in Section 9.2 of this Agreement.

    By way of further illustration, suppose Levin makes the Partnership Interest Cross-Purchase, and suppose there are no further capital contributions to the Partnership. In accordance with Sections 7.1, 7.5, 7.6, and 9.3, the Capital Accounts immediately after such cross-purchase, and all subsequent allocations of Profits and Losses and non-liquidating distributions will be in the ratio of 81.353% to LTC and 18.647% to Levin. Therefore, under Section 7.1, immediately prior to the liquidation, the Capital Accounts will likewise be in the ratio of 81.353% to LTC and 18.647% to Levin. Similarly, under Section 7.5 and Treasury Regulation 1.704-1(b), any unrealized gain or loss will be allocated in the ratio of 81.353% to LTC and 18.647% to Levin. Therefore, Capital Accounts, for purposes of determining liquidating distributions, and thus the liquidating distributions themselves, will be in the ratio of 81.353% to LTC and 18.647% to Levin.

                                   ARTICLE XI
                       DETERMINATION OF FAIR MARKET VALUE

    For purposes of Sections 9.1 and 9.2 of this Agreement, the valuation of the respective partnership interests of the Partners shall be on the basis that the Partnership had sold on the valuation date all of the TMC Securities then held by it at their respective "fair market values" and that the value of each Partner's partnership interest shall be deemed to be such Partner's capital account immediately following such sale. For such purpose, the "fair market value" of the TMC common stock shall be, if the TMC common stock is then publicly traded, the average closing bid price if the TMC common stock is then traded on a national securities exchange, the Nasdaq National Market System or the Nasdaq Small-Cap Market, or the average of the closing bid and asked prices, if the TMC common stock is then traded in the over-the-counter market, for the last 20 trading days upon which the shares of the TMC common stock actually traded prior to the valuation date. If the TMC common stock is not then publicly traded, it will be valued by a mutually acceptable, nationally recognized investment banking firm. The "fair market value" of the TMC warrants held by the Partnership shall be the difference between the value determined for the TMC common stock and the exercise price for the warrants.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

    12.1 Investment Representation. The Partners represent to each other and to the Partnership that they are acquiring their respective interests in the Partnership for their own personal accounts, and without a view to transferring or distributing their interests.

    12.2 Amendments. This Agreement may be amended only by written agreement of all Partners.

    12.3 Books of Account; Reports. The Managing Partner shall keep true and complete books of account and records of all Partnership transactions. The books of account and records shall be kept at the principal office of the Partnership. The Partnership shall maintain at such office: (i) copies of the Partnership's federal, state and local income tax returns and reports for the six (6) most recent Fiscal Years; (ii) copies of the Partnership's effective Partnership Agreement; and (iii) copies of the financial statements of the Partnership for the six (6) most recent Fiscal Years. Such Partnership records shall be available to any Partner or its designated representative during ordinary business hours at the reasonable request and expense of such Partner.

    12.4 Bank Accounts and Investment of Funds. All funds of the Partnership shall be deposited in its name in such checking accounts, savings accounts, time deposits, or certificates of deposit or shall be invested in such other manner, as shall be designated in writing by the Managing Partner from time to time. Withdrawals shall be made upon such signature or signatures only as the Managing Partner may designate in writing.

    12.5 Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managing Partner in accordance with accounting methods agreed upon by all Partners in writing. Such decisions shall be acceptable to the accountants retained by the Partnership, and the Partners may rely upon the advice of the accountants as to whether such decisions are in accordance with applicable law.

    12.6 Federal Income Tax Elections. The Partnership shall, to the extent permitted by applicable law and regulations and upon obtaining any necessary approval of the Commissioner of Internal Revenue, elect to use such methods of depreciation, and make all other Federal income tax elections in such manner, as the Partners determine in writing to be most favorable to the Partners. The

Partners may rely upon the advice of the accountants retained by the Partnership as to the availability and effect of all such elections.

    12.7 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and may be modified only as provided herein. No representations or oral or implied agreements have been made by any party hereto or its agent, and no party to this Agreement relies upon any representation or agreement not set forth in it.

    12.8 Notices. Any notice, writing, or other matter, and any distribution, to be delivered hereunder shall be deemed delivered when deposited in the United States mail with postage prepaid and addressed to the Partnership at the Partnership's principal offices, or to a Partner at its address as set forth in Exhibit A; provided, that a Partner may change its address by written notice to the Partnership.

    12.9 Benefits. This Agreement shall inure to the benefit of and shall bind the Partners, their successors and permitted assigns. None of the provisions of this Agreement shall be construed as for the benefit of or as enforceable by any creditor of the Partnership or the Partners or any other person not a party to this Agreement.

    12.10 Severability. The invalidity or unenforceability of any provision of this Agreement in a particular respect shall not affect the validity and enforceability of any other provision of this Agreement or of the same provision in any other respect.

    12.11 Captions. All captions are for convenience only, do not form a substantive part of this Agreement and shall not restrict or enlarge any substantive provisions of this Agreement.

    12.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. The Partners shall have custody of counterparts executed in the aggregate by all Partners.

    12.13 Florida Law to Control. The validity and interpretation of, and the sufficiency of performance under, this Agreement shall be governed by Florida law.

    The parties have executed this Agreement as of the date first above written.

                                  LTC:

                                  LADENBURG THALMANN
                                     CAPITAL CORP.


                                  By: /s/ Ronald J. Kramer
                                     ---------------------------------------

                                  LEVIN:

                                  LEVIN-A LIMITED PARTNERSHIP


                                  By:  Levin A-Management Corp.

                                       By: /s/ Gayla Sue Levin
                                          ----------------------------------
                                          Gayla Sue Levin, President

                                    EXHIBIT A

                                                              TOTAL
                                                             CAPITAL
NAME AND ADDRESS                                          CONTRIBUTION
- ----------------                                          ------------
PARTNER
 Ladenburg Thalmann Capital Corp.        3,325,000 shares of TMC common stock and warrants
 540 Madison Avenue                      to purchase 980,000 shares of such stock with an
 New York, New York  10022               aggregate cost basis of $10,6000,000
 Attention:  Ronald Kramer

 Levin-A Limited Partnership             $100
 100 Bay Colony Lane
 Fort Lauderdale, Florida  33308
 Attention:  Gayla Sue Levin

                                       A-1